Exhibit 99.2

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF INCOME

(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2009	2008	2009	2008

Operating Revenues:
Electric	$1,320	$1,423	$5,909	$6,367
Gas	355	485	1,181	1,472

Total operating revenues	1,675	1,908	7,090	7,839

Operating Expenses:
Fuel	274	372	1,141	1,275
Purchased power	201	246	909	1,210
Gas purchased for resale	226	360	749	1,057
Other operations and maintenance	444	496	1,738	1,857
Depreciation and amortization	184	172	725	685
Taxes other than income taxes	101	93	412	393

Total operating expenses	1,430	1,739	5,674	6,477

Operating Income	245	169	1,416	1,362

Other Income and Expenses:
Miscellaneous income	22	19	71	80
Miscellaneous expense	(9)	(8)	(23)	(31)

Total other income	13	11	48	49

Interest Charges	132	109	508	440

Income Before Income Taxes	126	71	956	971

Income Taxes	44	8	332	327

Net Income	82	63	624	644

Less: Net Income Attributable to Noncontrolling Interests	3	6	12	39

Net Income Attributable to Ameren Corporation	$79	$57	$612	$605

Earnings per Common Share - Basic and Diluted	$0.34	$0.27	$2.78	$2.88

Average Common Shares Outstanding	237.0	211.5	220.4	210.1

AMEREN CORPORATION (AEE)

CONSOLIDATED BALANCE SHEET

(Unaudited, in millions)

	December 31, 2009	December 31, 2008
ASSETS
Current Assets:
Cash and cash equivalents	$622	$92
Accounts receivable - trade, net	434	516
Unbilled revenue	367	427
Miscellaneous accounts and notes receivable	308	315
Materials and supplies	782	842
Mark-to-market derivative assets	121	207
Other current assets	208	209

Total current assets	2,842	2,608

Property and Plant, Net	17,610	16,567
Investments and Other Assets:
Nuclear decommissioning trust fund	293	239
Goodwill	831	831
Intangible assets	129	167
Regulatory assets	1,430	1,653
Other assets	655	606

Total investments and other assets	3,338	3,496

TOTAL ASSETS	$23,790	$22,671

LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$204	$380
Short-term debt	20	1,174
Accounts and wages payable	694	813
Taxes accrued	54	54
Interest accrued	110	107
Customer deposits	101	126
Mark-to-market derivative liabilities	109	155
Other current liabilities	419	268

Total current liabilities	1,711	3,077

Credit Facility Borrowings	830	–
Long-term Debt, Net	7,113	6,554
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,554	2,131
Accumulated deferred investment tax credits	94	100
Regulatory liabilities	1,338	1,291
Asset retirement obligations	429	406
Accrued pension and other postretirement benefits	1,165	1,495
Other deferred credits and liabilities	496	438

Total deferred credits and other liabilities	6,076	5,861

Ameren Corporation Stockholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,412	4,780
Retained earnings	2,455	2,181
Accumulated other comprehensive loss	(16)	–

Total Ameren Corporation stockholders’ equity	7,853	6,963
Noncontrolling Interests	207	216

Total equity	8,060	7,179

TOTAL LIABILITIES AND EQUITY	$23,790	$22,671

AMEREN CORPORATION (AEE)

CONSOLIDATED STATEMENT OF CASH FLOWS

(Unaudited, in millions)

	Year Ended December 31,
	2009	2008

Cash Flows From Operating Activities:
Net income	$624	$644
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sales of emission allowances	(6)	(8)
Loss on asset impairments	7	14
Net mark-to-market gain on derivatives	(23)	(3)
Depreciation and amortization	748	705
Amortization of nuclear fuel	53	37
Amortization of debt issuance costs and premium/discounts	25	20
Deferred income taxes and investment tax credits, net	402	167
Other	(17)	(9)
Changes in assets and liabilities:
Receivables	21	12
Materials and supplies	67	(100)
Accounts and wages payable	(42)	57
Taxes accrued	–	(30)
Assets, other	(66)	83
Liabilities, other	103	113
Pension and other postretirement benefit obligations	(9)	(4)
Counterparty collateral, net	(17)	(25)
Taum Sauk costs, net of insurance recoveries	107	(149)

Net cash provided by operating activities	1,977	1,524

Cash Flows From Investing Activities:
Capital expenditures	(1,704)	(1,896)
Nuclear fuel expenditures	(80)	(173)
Purchases of securities - nuclear decommissioning trust fund	(383)	(520)
Sales of securities - nuclear decommissioning trust fund	380	497
Purchases of emission allowances	(4)	(14)
Sales of emission allowances	–	6
Other	2	3

Net cash used in investing activities	(1,789)	(2,097)

Cash Flows From Financing Activities:
Dividends on common stock	(338)	(534)
Capital issuance costs	(65)	(12)
Short-term and credit facility borrowings, net	(324)	(298)
Dividends paid to noncontrolling interest holders	(21)	(40)
Redemptions, repurchases, and maturities:
Long-term debt	(631)	(842)
Preferred stock	–	(16)
Issuances:
Common stock	634	154
Long-term debt	1,021	1,879
Generator advances received for construction, net	66	19

Net cash provided by financing activities	342	310

Net change in cash and cash equivalents	530	(263)
Cash and cash equivalents at beginning of year	92	355

Cash and cash equivalents at end of year	$622	$92